Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS SECOND QUARTER 2009 ADJUSTED DILUTED EPS OF

$0.44, DOMESTIC UNIT GROWTH OF 4.8%

SILVER SPRING, MD. (July 29, 2009) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for second quarter 2009:

•

Adjusted diluted earnings per share (“EPS”) for second quarter 2009 were $0.44, compared to $0.49 for the same period of the prior year. Diluted EPS were $0.42 for second quarter 2009 compared to $0.43 for second quarter 2008. Adjusted diluted EPS for second quarter 2009 and 2008 exclude certain special items, as described below, totaling $0.02 and $0.06, respectively.

•

Excluding special items, adjusted earnings before interest, taxes and depreciation (“EBITDA”) were $42 million for the three months ended June 30, 2009, compared to $53.1 million for the same period of 2008. Operating income for the three months ended June 30, 2009 was $38.1 million compared to $44.6 million for the same period of 2008.

•

Adjusted selling, general and administrative (“SG&A”) costs for the second quarter of 2009 totaled $25.2 million which represented a 10% decline from the same period of the prior year. Adjusted SG&A costs exclude special items totaling $1.9 million and $6.4 million for the three months ended June 30, 2009 and 2008, respectively.

•	Domestic unit and room growth increased 4.8 percent and 4.5 percent, respectively, from June 30, 2008.

•	Domestic system-wide revenue per available room (“RevPAR”) declined 15.7% for the second quarter of 2009 compared to the same period of 2008.

•	The effective royalty rate increased 6 basis points to 4.26% for the three months ended June 30, 2009 compared to 4.20% for the same period of the prior year.

•

Franchising revenues declined 17% from $80.5 million for the three months ended June 30, 2008 compared to $66.9 million for the same period of 2009. Total revenues for the three months ended June 30, 2009 declined 14% compared to the same period of 2008.

•	The company executed 118 new domestic hotel franchise contracts for the three months ended June 30, 2009, a decline of 40% compared to the 198 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 17% from June 30, 2008 to 827 hotels representing 64,384 rooms; the worldwide pipeline declined 15% from June 30, 2008 to 937 hotels representing 73,121 rooms.

“Despite the extremely challenging industry-wide RevPAR environment and significant decline in domestic hotel transactions across the industry, the appeal of our brands, strong marketing and guest distribution platform, as well as our franchise sales expertise once again enabled us to achieve significant domestic unit and room growth.” said Stephen P. Joyce, president and chief executive officer. “In this environment, our value-oriented brands position us well to serve travelers looking for ways to stretch their travel budgets. Additionally, on account of our conversion brands, we are particularly well positioned in this environment to increase our market share as the lodging cycle progresses. We also remain focused on returning value to our shareholders, and during the first half of 2009 we returned $57.2 million to shareholders through a combination of share repurchases and dividends.”

Special Items

During the three and six months ended June 30, 2009, the company recorded employee termination benefits of approximately $0.4 million and $0.8 million, respectively. In addition, during the three months ended June 30, 2009, the company recorded a $1.5 million charge related to the sublease of a portion of its office space. These special items represent diluted EPS of $0.02 for both the three and six months ended June 30, 2009.

During the three and six months ended June 30, 2008, the company recorded employee termination benefits of approximately $0.3 million and $0.4 million, respectively. Furthermore, the company incurred $6.1 million of benefit costs during the three months ended June 30, 2008 resulting from the acceleration of the company’s management succession plan. These special items represented diluted EPS of $0.06 for both the three and six months ended June 30, 2008.

Outlook for 2009

The uncertainty around the current economic environment and credit market conditions and their impact on travel patterns and hotel development activities makes it difficult to predict future results, particularly as they relate to underlying assumptions for RevPAR, new hotel franchise and relicensing sales and interest and investment income and expense.

The company’s third quarter 2009 adjusted diluted EPS is expected to be $0.51. The company expects full-year of 2009 adjusted diluted EPS of $1.66. Adjusted EBITDA for the full-year of 2009 are expected to be approximately $169 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 3.25% in 2009;

•	RevPAR is expected to decline approximately 15% for the third quarter of 2009 and decline approximately 13% for the full-year of 2009;

•	The effective royalty rate is expected to increase 5 basis points for the full-year of 2009;

•	All figures assume the existing share count and an effective tax rate of 36.5% for the third quarter and full-year of 2009;

•

Adjusted EBITDA and adjusted diluted EPS for third quarter 2009 exclude $1.3 million ($0.8 million after tax and approximately $0.01 diluted EPS) of operating expenses related to employee termination benefits.

•

Adjusted EBITDA and adjusted diluted EPS for full year 2009 exclude $3.6 million ($2.2 million after tax and approximately $0.04 diluted EPS) of operating expenses related to employee termination benefits and a loss on the sublease of office space.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the six months ended June 30, 2009 the company paid $22.3 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

For the three months ended June 30, 2009, the company purchased approximately 0.6 million shares of its common stock at an average price of $26.42 for a total cost of $16.8 million under the share repurchase program. For the six months ended June 30, 2009, the company purchased approximately 1.3 million shares of its common stock at an average price of $26.63 for a total cost of $34.9 million. Subsequent to June 30, 2009 and through July 29, 2009, the Company repurchased an additional 0.4 million shares at a total cost of $10.0 million at an average price of $26.24 and has authorization to purchase up to an additional 4.3 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 42.5 million shares of its common stock for a total cost of $995.4 million through July 29, 2009. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 75.5 million shares under the share repurchase program at an average price of $13.19 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our annual investment in these programs is dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Impact of the Adoption of New Accounting Pronouncements on Earnings Per Share

In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 clarified that all share-based payment awards that contain rights to non-forfeitable dividends participate in undistributed earnings with common shareholders. Therefore, awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied rather than the treasury stock method. FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. In addition, once effective, all prior period earnings per share data presented must be adjusted retrospectively to conform to the provisions of FSP EITF 03-6-1.

The Company’s outstanding unvested restricted stock awards contain rights to non-forfeitable dividends and as a result, the Company applied this guidance in the first quarter of 2009. The two-class method of calculating earnings per share is more dilutive to both basic and diluted shares outstanding than the previously utilized treasury stock method. In accordance with FSP EITF 03-6-1, the Company has retrospectively adjusted its basic and diluted shares outstanding for the three and six months ended June 30, 2008 under the two-class method which resulted in a reduction of the Company’s basic and diluted earnings per share for the six months ended June 30, 2008 from $0.74 to $0.73 and $0.73 to $0.72 per share, respectively.

Conference Call

Choice will conduct a conference call on Thursday, July 30, 2009 at 10:00 a.m. EDT to discuss the company’s second quarter results. The dial-in number to listen to the call is 1-800-599-9816, and the access code is 81224116. International callers should dial 1-617-847-8705 and enter the access code 81224116. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EDT on July 30, 2009 through August 30, 2009 by calling 1-888-286-8010 and entering access code 30288765. The international dial-in number for the replay is 617-801-6888, access code 30288765. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 5,900 hotels, representing more than 479,000 rooms, in the United States and more than 30 other countries and territories. As of June 30, 2009, more than 800 hotels are under construction, awaiting conversion or approved for development in the United States, representing more than 64,000 rooms, and an additional 110 hotels, representing approximately 8,700 rooms, are under construction, awaiting conversion or approved for development in more than 15 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 2, 2009. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the Company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The Company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the Company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the Company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the Company’s financial statements. In addition, the Company has the contractual authority to require that the franchisees in the system at any given point repay the Company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the Company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the Company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The Company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits and a loss on the sublease of a portion of the Company’s office space for 2009 and the impact of the acceleration of the Company’s management succession plan and employee termination benefits for the periods ended June 30, 2008. The Company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2009 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2009	2008	$	%	2009	2008	$	%
(In thousands, except per share amounts)

REVENUES:
Royalty fees	$54,929	$63,776	$(8,847)	(14)%	$98,370	$111,556	$(13,186)	(12)%
Initial franchise and relicensing fees	3,993	8,146	(4,153)	(51)%	6,642	14,190	(7,548)	(53)%
Procurement services	6,772	6,472	300	5%	10,162	9,814	348	4%
Marketing and reservation	75,296	85,336	(10,040)	(12)%	137,338	153,762	(16,424)	(11)%
Hotel operations	1,179	1,288	(109)	(8)%	2,297	2,330	(33)	(1)%
Other	1,174	2,102	(928)	(44)%	2,692	4,323	(1,631)	(38)%

Total revenues	143,343	167,120	(23,777)	(14)%	257,501	295,975	(38,474)	(13)%

OPERATING EXPENSES:
Selling, general and administrative	27,076	34,275	(7,199)	(21)%	48,537	57,830	(9,293)	(16)%
Depreciation and amortization	2,032	2,070	(38)	(2)%	4,147	4,127	20	0%
Marketing and reservation	75,296	85,336	(10,040)	(12)%	137,338	153,762	(16,424)	(11)%
Hotel operations	829	861	(32)	(4)%	1,614	1,626	(12)	(1)%

Total operating expenses	105,233	122,542	(17,309)	(14)%	191,636	217,345	(25,709)	(12)%

Operating income	38,110	44,578	(6,468)	(15)%	65,865	78,630	(12,765)	(16)%

OTHER INCOME AND EXPENSES:
Interest expense	1,265	2,693	(1,428)	(53)%	2,805	6,530	(3,725)	(57)%
Interest and other investment (income) loss	(3,173)	(141)	(3,032)	2150%	(2,341)	927	(3,268)	(353)%
Equity in net income of affiliates	(225)	(201)	(24)	12%	(443)	(502)	59	(12)%

Total other income and expenses, net	(2,133)	2,351	(4,484)	(191)%	21	6,955	(6,934)	(100)%

Income before income taxes	40,243	42,227	(1,984)	(5)%	65,844	71,675	(5,831)	(8)%
Income taxes	14,740	15,219	(479)	(3)%	24,033	26,090	(2,057)	(8)%

Net income	$25,503	$27,008	$(1,505)	(6)%	$41,811	$45,585	$(3,774)	(8)%

Weighted average shares outstanding-basic*	60,467	62,739			60,499	62,489

Weighted average shares outstanding-diluted*	60,598	63,365			60,708	63,200

Basic earnings per share*	$0.42	$0.43	$(0.01)	(2)%	$0.69	$0.73	$(0.04)	(5)%

Diluted earnings per share*	$0.42	$0.43	$(0.01)	(2)%	$0.69	$0.72	$(0.03)	(4)%

*	The Company’s weighted average shares outstanding for the three and six months ended June 30, 2008 have been retrospectively adjusted due to the application of EITF Issue 03-6-1 “Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities” which became effective for the Company in 2009. The application of this guidance has resulted in the revision of basic and diluted earnings per share for the six months ended June 30, 2008 from $0.74 to $0.73 and $0.73 to $0.72 per share, respectively.

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

Cash and cash equivalents	$61,810	$52,680
Accounts receivable, net	44,430	43,141
Deferred income taxes	8,223	8,223
Other current assets	12,526	16,172

Total current assets	126,989	120,216

Fixed assets and intangibles, net	136,035	138,867
Receivable — marketing and reservation fees	35,687	13,527
Investments, employee benefit plans, at fair value	28,855	25,360
Other assets	30,355	30,249

Total assets	$357,921	$328,219

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$74,680	$79,897
Deferred revenue	53,135	47,004
Deferred compensation & retirement plan obligations	2,961	6,960
Other current liabilities	19,180	1,206

Total current liabilities	149,956	135,067

Long-term debt	304,100	284,400
Deferred compensation & retirement plan obligations	34,852	33,462
Other liabilities	10,367	12,960

Total liabilities	499,275	465,889

Common stock, $0.01 par value	601	607
Additional paid-in-capital	84,308	90,141
Accumulated other comprehensive loss	(2,073)	(3,472)
Treasury stock, at cost	(854,033)	(835,186)
Retained earnings	629,843	610,240

Total shareholders’ deficit	(141,354)	(137,670)

Total liabilities and shareholders’ deficit	$357,921	$328,219

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(In thousands)	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$41,811	$45,585

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,147	4,127
Provision for bad debts	743	271
Non-cash stock compensation and other charges	6,601	7,739
Non-cash interest and other (income) loss	(2,107)	1,716
Dividends received from equity method investments	488	438
Equity in net income of affiliates	(443)	(502)

Changes in assets and liabilities:
Receivables	(1,774)	(4,759)
Receivable - marketing and reservation fees, net	(19,513)	(14,209)
Accounts payable	1,523	(8,928)
Accrued expenses	(7,167)	(9,741)
Income taxes payable/receivable	20,093	5,296
Deferred income taxes	—	2,553
Deferred revenue	6,083	4,097
Other assets	1,574	328
Other liabilities	(3,685)	3,741

NET CASH PROVIDED BY OPERATING ACTIVITIES	48,374	37,752

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(4,989)	(5,460)
Purchases of investments, employee benefit plans	(2,464)	(6,068)
Proceeds from sales of investments, employee benefit plans	1,171	5,678
Issuance of notes receivable	(1,329)	(1,684)
Collections of notes receivable	125	257
Other items, net	(246)	(423)

NET CASH USED IN INVESTING ACTIVITIES	(7,732)	(7,700)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	—	(100,000)
Net borrowings pursuant to revolving credit facility	19,700	91,900
Excess tax benefits from stock-based compensation	2,033	4,303
Purchase of treasury stock	(36,350)	(1,506)
Dividends paid	(22,321)	(21,013)
Proceeds from exercise of stock options	4,603	5,914

NET CASH USED IN FINANCING ACTIVITIES	(32,335)	(20,402)

Net change in cash and cash equivalents	8,307	9,650
Effect of foreign exchange rate changes on cash and cash equivalents	823	518
Cash and cash equivalents at beginning of period	52,680	46,377

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$61,810	$56,545

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Six Months Ended June 30, 2009*			For the Six Months Ended June 30, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$75.01	50.5%	$37.90	$76.67	56.4%	$43.22	(2.2)%	(590	) bps	(12.3)%
Comfort Suites	85.14	51.2%	43.56	88.35	59.3%	52.41	(3.6)%	(810	) bps	(16.9)%
Sleep	68.94	49.6%	34.20	70.33	56.4%	39.66	(2.0)%	(680	) bps	(13.8)%

Midscale without Food & Beverage	76.57	50.5%	38.70	78.41	57.0%	44.71	(2.3)%	(650	) bps	(13.4)%

Quality	66.15	43.3%	28.64	68.85	48.7%	33.56	(3.9)%	(540	) bps	(14.7)%
Clarion	75.98	40.5%	30.76	82.06	47.0%	38.58	(7.4)%	(650	) bps	(20.3)%

Midscale with Food & Beverage	68.10	42.7%	29.08	71.73	48.4%	34.69	(5.1)%	(570	) bps	(16.2)%

Econo Lodge	52.68	40.3%	21.24	52.63	43.1%	22.66	0.1%	(280	) bps	(6.3)%
Rodeway	50.41	40.0%	20.16	51.40	44.6%	22.93	(1.9)%	(460	) bps	(12.1)%

Economy	52.03	40.2%	20.93	52.31	43.4%	22.72	(0.5)%	(320	) bps	(7.9)%

MainStay	70.90	55.3%	39.19	71.77	62.7%	44.99	(1.2)%	(740	) bps	(12.9)%
Suburban	42.76	53.9%	23.05	42.19	63.5%	26.81	1.4%	(960	) bps	(14.0)%

Extended Stay	50.68	54.3%	27.51	49.77	63.3%	31.52	1.8%	(900	) bps	(12.7)%

Total	$69.57	46.5%	$32.37	$71.63	52.2%	$37.36	(2.9)%	(570	) bps	(13.4)%

* Operating statistics represent hotel operations from December through May

	For the Three Months Ended June 30, 2009*			For the Three Months Ended June 30, 2008*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR
Comfort Inn	$75.86	55.0%	$41.72	$79.05	62.1%	$49.11	(4.0)%	(710	) bps	(15.0)%
Comfort Suites	85.67	55.0%	47.12	90.19	64.4%	58.12	(5.0)%	(940	) bps	(18.9)%
Sleep	70.10	54.1%	37.94	72.44	62.5%	45.26	(3.2)%	(840	) bps	(16.2)%

Midscale without Food & Beverage	77.38	54.9%	42.46	80.61	62.7%	50.53	(4.0)%	(780	) bps	(16.0)%

Quality	67.27	47.3%	31.83	70.79	54.0%	38.22	(5.0)%	(670	) bps	(16.7)%
Clarion	77.52	43.8%	33.96	83.88	52.7%	44.16	(7.6)%	(890	) bps	(23.1)%

Midscale with Food & Beverage	69.29	46.6%	32.28	73.64	53.7%	39.54	(5.9)%	(710	) bps	(18.4)%

Econo Lodge	53.54	43.5%	23.30	53.96	47.5%	25.63	(0.8)%	(400	) bps	(9.1)%
Rodeway	51.07	42.8%	21.87	52.83	47.9%	25.30	(3.3)%	(510	) bps	(13.6)%

Economy	52.83	43.3%	22.89	53.67	47.6%	25.55	(1.6)%	(430	) bps	(10.4)%

MainStay	70.76	59.7%	42.25	74.00	66.9%	49.50	(4.4)%	(720	) bps	(14.6)%
Suburban	42.89	55.7%	23.90	43.15	67.6%	29.16	(0.6)%	(1,190	) bps	(18.0)%

Extended Stay	51.05	56.8%	29.02	51.15	67.4%	34.47	(0.2)%	(1,060	) bps	(15.8)%

Total	$70.53	50.4%	$35.58	$73.57	57.4%	$42.22	(4.1)%	(700	) bps	(15.7)%

*	Operating statistics represent hotel operations from March through May

	For the Quarter Ended		For the Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
System-wide effective royalty rate	4.26%	4.20%	4.26%	4.20%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	June 30, 2009		June 30, 2008		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,461	114,531	1,449	113,230	12	1,301	0.8%	1.1%
Comfort Suites	576	45,056	504	39,155	72	5,901	14.3%	15.1%
Sleep	376	27,576	353	26,179	23	1,397	6.5%	5.3%

Midscale without Food & Beverage	2,413	187,163	2,306	178,564	107	8,599	4.6%	4.8%

Quality	941	86,675	868	82,120	73	4,555	8.4%	5.5%
Clarion	163	23,444	170	23,099	(7)	345	(4.1)%	1.5%

Midscale with Food & Beverage	1,104	110,119	1,038	105,219	66	4,900	6.4%	4.7%

Econo Lodge	796	49,596	834	51,947	(38)	(2,351)	(4.6)%	(4.5)%
Rodeway	362	20,840	319	18,761	43	2,079	13.5%	11.1%

Economy	1,158	70,436	1,153	70,708	5	(272)	0.4%	(0.4)%

MainStay	37	2,866	32	2,448	5	418	15.6%	17.1%
Suburban	64	7,657	57	6,930	7	727	12.3%	10.5%

Extended Stay	101	10,523	89	9,378	12	1,145	13.5%	12.2%

Ascend Collection	22	1,444	—	—	22	1,444	NM	NM
Cambria Suites	14	1,540	7	766	7	774	100.0%	101.0%

Domestic Franchises	4,812	381,225	4,593	364,635	219	16,590	4.8%	4.5%

International Franchises	1,102	98,603	1,115	99,030	(13)	(427)	(1.2)%	(0.4)%

Total Franchises	5,914	479,828	5,708	463,665	206	16,163	3.6%	3.5%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2009			For the Six Months Ended June 30, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	2	15	17	22	27	49	(91)%	(44)%	(65)%
Comfort Suites	5	1	6	42	3	45	(88)%	(67)%	(87)%
Sleep	7	2	9	32	2	34	(78)%	0%	(74)%

Midscale without Food & Beverage	14	18	32	96	32	128	(85)%	(44)%	(75)%

Quality	2	64	66	2	75	77	0%	(15)%	(14)%
Clarion	—	14	14	5	21	26	(100)%	(33)%	(46)%

Midscale with Food & Beverage	2	78	80	7	96	103	(71)%	(19)%	(22)%

Econo Lodge	—	29	29	1	39	40	(100)%	(26)%	(28)%
Rodeway	1	28	29	2	48	50	(50)%	(42)%	(42)%

Economy	1	57	58	3	87	90	(67)%	(34)%	(36)%

MainStay	1	1	2	1	—	1	0%	NM	100%
Suburban	2	—	2	4	—	4	(50)%	NM	(50)%

Extended Stay	3	1	4	5	—	5	(40)%	NM	(20)%

Ascend Collection	—	2	2	—	—	—	NM	NM	NM
Cambria Suites	2	—	2	5	—	5	(60)%	NM	(60)%

Total Domestic System	22	156	178	116	215	331	(81)%	(27)%	(46)%

	For the Three Months Ended June 30, 2009			For the Three Months Ended June 30, 2008			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	2	8	10	11	18	29	(82)%	(56)%	(66)%
Comfort Suites	4	—	4	27	—	27	(85)%	NM	(85)%
Sleep	5	2	7	21	—	21	(76)%	NM	(67)%

Midscale without Food & Beverage	11	10	21	59	18	77	(81)%	(44)%	(73)%

Quality	1	41	42	2	47	49	(50)%	(13)%	(14)%
Clarion	—	8	8	4	11	15	(100)%	(27)%	(47)%

Midscale with Food & Beverage	1	49	50	6	58	64	(83)%	(16)%	(22)%

Econo Lodge	—	20	20	—	20	20	NM	0%	0%
Rodeway	—	21	21	1	30	31	(100)%	(30)%	(32)%

Economy	—	41	41	1	50	51	(100)%	(18)%	(20)%

MainStay	1	—	1	—	—	—	NM	NM	NM
Suburban	2	—	2	2	—	2	0%	NM	0%

Extended Stay	3	—	3	2	—	2	50%	NM	50%

Ascend Collection	—	2	2	—	—	—	NM	NM	NM
Cambria Suites	1	—	1	4	—	4	(75)%	NM	(75)%

Total Domestic System	16	102	118	72	126	198	(78)%	(19)%	(40)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2009 Units			June 30, 2008 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	37	110	147	50	128	178	(13)	(26)%	(18)	(14)%	(31)	(17)%
Comfort Suites	1	227	228	3	280	283	(2)	(67)%	(53)	(19)%	(55)	(19)%
Sleep Inn	3	139	142	2	149	151	1	50%	(10)	(7)%	(9)	(6)%

Midscale without Food & Beverage	41	476	517	55	557	612	(14)	(25)%	(81)	(15)%	(95)	(16)%

Quality	57	15	72	81	16	97	(24)	(30)%	(1)	(6)%	(25)	(26)%
Clarion	25	5	30	36	9	45	(11)	(31)%	(4)	(44)%	(15)	(33)%

Midscale with Food & Beverage	82	20	102	117	25	142	(35)	(30)%	(5)	(20)%	(40)	(28)%

Econo Lodge	36	4	40	43	3	46	(7)	(16)%	1	33%	(6)	(13)%
Rodeway	48	2	50	54	3	57	(6)	(11)%	(1)	(33)%	(7)	(12)%

Economy	84	6	90	97	6	103	(13)	(13)%	—	0%	(13)	(13)%

MainStay	—	35	35	2	35	37	(2)	(100)%	—	0%	(2)	(5)%
Suburban	—	32	32	1	36	37	(1)	(100)%	(4)	(11)%	(5)	(14)%

Extended Stay	—	67	67	3	71	74	(3)	(100)%	(4)	(6)%	(7)	(9)%

Ascend Collection	2	1	3	—	—	—	2	NM	1	NM	3	NM
Cambria Suites	—	48	48	—	61	61	—	NM	(13)	(21)%	(13)	(21)%

	209	618	827	272	720	992	(63)	(23)%	(102)	(14)%	(165)	(17)%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Franchising Revenues:

Total Revenues	$143,343	$167,120	$257,501	$295,975
Adjustments:
Marketing and reservation revenues	(75,296)	(85,336)	(137,338)	(153,762)
Hotel operations	(1,179)	(1,288)	(2,297)	(2,330)

Franchising Revenues	$66,868	$80,496	$117,866	$139,883

Franchising Margins:

Operating Margin:

Total Revenues	$143,343	$167,120	$257,501	$295,975
Operating Income	$38,110	$44,578	$65,865	$78,630

Operating Margin	26.6%	26.7%	25.6%	26.6%

Adjusted Franchising Margin:

Franchising Revenues	$66,868	$80,496	$117,866	$139,883

Operating Income	$38,110	$44,578	$65,865	$78,630
Acceleration of management succession plan benefits	—	6,069	—	6,069
Employee termination benefits	399	338	774	381
Loss on sublease of office space	1,503	—	1,503	—
Hotel operations	(350)	(427)	(683)	(704)

	$39,662	$50,558	$67,459	$84,376

Adjusted Franchising Margins	59.3%	62.8%	57.2%	60.3%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Selling, general and administrative costs	$27,076	$34,275	$48,537	$57,830
Acceleration of management succession plan benefits	—	(6,069)	—	(6,069)
Employee termination benefits	(399)	(338)	(774)	(381)
Loss on sublease of office space	(1,503)	—	(1,503)	—

Adjusted Selling, General and Administrative Costs	$25,174	$27,868	$46,260	$51,380

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income	$25,503	$27,008	$41,811	$45,585
Adjustments:
Acceleration of management succession plan benefits	—	3,799	—	3,799
Employee termination benefits	250	212	485	239
Loss on sublease of office space	941	—	941	—

Adjusted Net Income	$26,694	$31,019	$43,237	$49,623

Weighted average shares outstanding-diluted	60,598	63,365	60,708	63,200

Diluted Earnings Per Share	$0.42	$0.43	$0.69	$0.72
Adjustments:
Acceleration of management succession plan	—	0.06	—	0.06
Employee termination benefits	—	—	—	—
Loss on sublease of office space	0.02	—	0.02	—

Adjusted Diluted Earnings Per Share (EPS)	$0.44	$0.49	$0.71	$0.78

Adjusted EBITDA Reconciliation

(in millions)

	Q2 2009 Actuals	Q2 2008 Actuals	Six Months Ended June 30, 2009 Actuals	Six Months Ended June 30, 2008 Actuals	Full-Year 2009 Outlook
Operating Income (per GAAP)	$38.1	$44.6	$65.9	$78.6	$156.9
Acceleration of management succession plan	—	6.1	—	6.1	—
Employee termination benefits	0.4	0.3	0.8	0.4	2.1
Loss on sublease of office space	1.5	—	1.5	—	1.5
Depreciation and amortization	2.0	2.1	4.1	4.1	8.5

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$42.0	$53.1	$72.3	$89.2	$169.0